Exhibit 99.1

NEWS RELEASE	DATE: October 24, 2014

NASDAQ REPORTS RECORD-MATCHING THIRD QUARTER 2014

NON-GAAP NET INCOME AND NON-GAAP EPS

•	Generated third quarter 2014 non-GAAP diluted EPS of $0.72, matching the prior record, a 9% increase year-over-year. Third quarter 2014 GAAP diluted EPS was $0.71.

•	Third quarter 2014 net revenues[1] were $497 million, down 2% year-over-year. Non-transaction based revenues were 74% of our total third quarter 2014 net revenues.

•	Non-GAAP operating expenses were $284 million in the third quarter of 2014, down 7% year-over-year.

•	Non-GAAP operating margin was 43% in the third quarter of 2014, up from 40% in the third quarter of 2013.

•	Reduced non-GAAP operating expense guidance for 2014, to $1,205 - $1,225 million.

•	The company repurchased $62 million of stock since the beginning of the third quarter of 2014, bringing total repurchases to $156 million since the repurchase program was restarted in the second quarter of 2014.

•	A new $500 million stock repurchase authorization has been approved by the Board of Directors, bringing the total available authorization to approximately $560 million.

New York, N.Y.—The NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) today reported results for the third quarter of 2014. Third quarter net revenues were $497 million, down 2% from $506 million in the prior year period, driven in part by the impact of foreign exchange rates. On an organic basis, excluding the impact of foreign exchange rates, third quarter net revenues decreased 1% year-over-year.

“Nasdaq’s unmatched contribution of stable, subscription and recurring revenues, and an unrelenting focus on efficiency helped deliver for our shareholders by matching non-GAAP EPS records and creating recent highs in non-GAAP operating margins,” said Bob Greifeld, CEO, Nasdaq. “This was delivered against a backdrop of a seasonally slower period for Nasdaq across our businesses.”

Mr. Greifeld continued, “Looking forward, the company has created substantial avenues of growth, and is better positioned than ever to take advantage of these opportunities. Over the past month, we have experienced a volatile macro backdrop that delivers opportunities for our clients across fixed income, equities and derivatives. This, coupled with our expanding set of services and solutions, as well as our fiscal discipline and strong competitive position, provides our management team confidence in the strength of our business model and efficacy of our strategic growth initiatives.”

On a non-GAAP basis, third quarter 2014 operating expenses were $284 million, down 7% as compared to the prior year quarter, primarily the result of lower compensation and contract services expense. On an organic basis, third quarter 2014 non-GAAP operating expenses were down 6% compared to the prior year period. On a GAAP basis, operating expenses were $290 million in the third quarter of 2014, down 5% compared to $304 million in the prior year quarter.

Third quarter 2014 non-GAAP diluted earnings per share was $0.72, compared to $0.66 in the prior year quarter. Please refer to our reconciliation of GAAP to non-GAAP net income, diluted earnings per share, operating income and operating expenses included in the attached schedules.

[1]	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.

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On a GAAP basis, net income attributable to Nasdaq for the third quarter of 2014 was $123 million, or $0.71 per diluted share, compared with $113 million, or $0.66 per diluted share, in the prior year quarter.

“Our unwavering focus on profitability led to declines in expenses, offsetting revenue headwinds from a number of discrete, temporary factors,” said Lee Shavel, EVP and CFO, Nasdaq. “These factors included foreign exchange, a significant decline in data audit collections, and certain planned revenue impacts in acquired businesses. We have lowered our full-year 2014 non-GAAP operating expense guidance to reflect recent management actions and other environmental factors.”

Mr. Shavel continued, “On the capital front, we continued to repurchase stock with $156 million deployed since resuming our repurchases upon meeting our deleveraging target in the second quarter. In addition, the company’s Board of Directors increased the buyback authorization to ensure the company can continue to deploy capital where it generates maximum returns.”

The company repurchased 0.7 million shares, or $27 million of stock, in the third quarter of 2014 at an average price of $41.39. Thus far in October 2014, the company has repurchased an additional $35 million of stock.

The Board has authorized an additional $500 million of stock repurchases, which combined with approximately $60 million of unused authorization after the October repurchases to date, gives the company a total available authorization of approximately $560 million.

On September 30, 2014, the company had cash and cash equivalents of $286 million and total debt of $2,345 million, resulting in net debt of $2,059 million. This compares to net debt of $2,418 million at September 30, 2013.

BUSINESS HIGHLIGHTS

Market Services (39% of total net revenues) - Net revenues were $194 million in the third quarter of 2014, down $6 million when compared to $200 million in the third quarter of 2013.

Derivatives (13% of total net revenues) – Total net derivative trading and clearing revenues were $66 million in the third quarter of 2014, down $5 million compared to the third quarter of 2013. European derivative trading and clearing revenues were down $2 million, due primarily to the impact of foreign exchange, while net U.S. derivative trading and clearing revenues were down $3 million, due to a decline in average capture rate, partially offset by higher industry volume.

Cash Equities (10% of total net revenues) – Total net cash equity trading revenues were $52 million in the third quarter of 2014, up $6 million compared to the third quarter of 2013. Net U.S. cash equity trading revenues were $6 million higher than the prior year quarter, resulting from higher market share and average capture, while European cash equity trading revenues were unchanged year-over-year, as higher market share was offset by the impact of foreign exchange.

Fixed Income (3% of total net revenues) – Total net fixed income trading revenues were $13 million in the third quarter of 2014, down $5 million from the third quarter of 2013 due to scheduled reductions in payments by a third-party eSpeed technology customer, as well as lower average capture and market share.

Access and Broker Services (13% of total net revenues) – Access and broker services revenues totaled $63 million in the third quarter of 2014, down $2 million compared to the third quarter of 2013, due in part to the impact of foreign exchange.

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Information Services (23% of total net revenues) – Revenues were $114 million in the third quarter of 2014, down $3 million from the third quarter of 2013.

Market Data (19% of total net revenues) – Total market data revenues were $92 million in the third quarter of 2014, down $7 million compared to the third quarter of 2013, due to an $8 million decrease in audit collections and unfavorable foreign exchange, partially offset by higher revenues from Nasdaq Basic.

Index Licensing and Services (4% of total net revenues) – Index licensing and services revenues were $22 million in the third quarter of 2014, up $4 million from the third quarter of 2013. The revenue growth was largely a function of materially higher assets under management in licensed exchange traded products.

Technology Solutions (26% of total net revenues) - Revenues were $130 million in the third quarter of 2014, down $2 million from the third quarter of 2013.

Corporate Solutions (15% of total net revenues) – Corporate solutions revenues were $75 million in the third quarter of 2014, down $3 million from the third quarter of 2013. The corporate solutions revenue decline was due primarily to IR product pricing actions designed to compensate for subsidies previously provided to certain customers by a competitor, as well as maintain and promote broader customer relationships. Offsetting other declines in IR products was organic growth in press release distribution and the Directors Desk governance solution.

Market Technology (11% of total net revenues) – Market technology revenues were $55 million in the third quarter of 2014, up $1 million from the third quarter of 2013. Growth was driven principally by SMARTS Broker and BWise expansion, which was partially offset by an unfavorable foreign exchange impact.

Listing Services (12% of total net revenues) – Revenues were $59 million in the third quarter of 2014, up $2 million compared to the third quarter of 2013 due to an increase in U.S. listing revenues primarily due to a 6% growth in the issuer base and higher new issue activity. European listing revenues were unchanged, as the increase in the issuer base was offset by the impact of foreign exchange rates.

UPDATED COST GUIDANCE – The company has lowered non-GAAP operating expense guidance to $1,205-$1,225 million, down from the prior $1,220-$1,250 million. Included in this non-GAAP operating expense guidance is an expected $30-$35 million in GIFT new initiative spending, down from a prior $30-$40 million estimate, and $1,175-$1,190 million in core non-GAAP operating expense, down from $1,190-$1,210 million.

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CORPORATE HIGHLIGHTS

•	In October, Nasdaq Announced Leadership Appointments to Support Strategic Growth Initiatives. Lars Ottersgård and Nelson Griggs were promoted to Executive Vice President of the firm’s Market Technology and Listing Services businesses, respectively. John Jacobs, EVP of Information Services, is retiring at year end after over 30 years at Nasdaq, and will continue to serve as a strategic advisor in 2015. Other leadership moves included Bruce Aust, who has been elevated to Vice Chairman, Listing Services, and Bob McCooey, who has taken on the development of a new global key account management program. These moves are designed to align leadership responsibility with areas of strategic growth potential, enabling the company to further broaden and deepen client relationships.

•	Nasdaq Led U.S. Exchanges for IPOs in Third Quarter of 2014. Nasdaq announced it welcomed 76 new listings in the third quarter of 2014, including 41 initial public offerings (IPOs), on The NASDAQ Stock Market (NASDAQ), to bring its total IPO count to 140 for 2014. This represents more IPOs than any other U.S. exchange and an 8% increase in IPOs compared to the same quarter last year. Approximately 62% of all U.S. IPOs, including over 50% of technology IPOs and 90% of healthcare IPOs, occurred on NASDAQ. Also, 89% of venture capital-backed IPOs and private-equity backed listings occurred on NASDAQ.

•	Market Technology Continues Rolling Out its Solutions to Participants In Financial Markets Across the Globe. In the U.S., swap execution facility trueEX signed up for SMARTS Integrity. In the Nordics, insurance company Folksam purchased the BWise suite, and in the Middle East, Bahrain Bourse launched trading on the x-Stream platform. In addition, SMARTS was awarded 2014 Waters Rankings “Best Market Surveillance Provider” for the second year in a row by Waters Technology.

•	Strong Momentum in the Licensing of Exchange-Traded Products (ETPs). Nasdaq continues to diversify its licensed product offerings across asset classes and geographies with the launch of 11 new ETPs this quarter. Nasdaq licensed 6 fixed income ETPs and added a second licensed ETP in Korea, bringing the total number of countries with Nasdaq-licensed products to 27.

•	Nasdaq eSpeed Introduced U.S. Treasury Bills Trading. Nasdaq eSpeed successfully introduced U.S. Treasury Bills with notional average daily volume exceeding $4 billion and daily highs exceeding $10 billion. The introduction of TBills to the electronic market is intended to provide customers with efficient price discovery, established liquidity and all the same benefits as anonymous voice brokerages. In addition, the newly created electronic Roll functionality offers eSpeed customers the opportunity to efficiently transfer risk from one U.S. Treasury security to another without incurring market or legging risk.

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ABOUT NASDAQ

Nasdaq (NASDAQ: NDAQ) is a leading provider of trading, exchange technology, information and public company services across six continents. Through its diverse portfolio of solutions, Nasdaq enables customers to plan, optimize and execute their business vision with confidence, using proven technologies that provide transparency and insight for navigating today’s global capital markets. As the creator of the world’s first electronic stock market, its technology powers more than 70 marketplaces in 50 countries, and 1 in 10 of the world’s securities transactions. Nasdaq is home to more than 3,500 listed companies with a market value of over $8.8 trillion and more than 10,000 corporate clients. To learn more, visit www.nasdaq.com/ambition or www.nasdaqomx.com.

NON-GAAP INFORMATION

In addition to disclosing results determined in accordance with GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to, net income attributable to Nasdaq, diluted earnings per share, operating income, and operating expenses, that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to non-GAAP information provided at the end of this release. Management believes that this non-GAAP information provides investors with additional information to assess Nasdaq’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth, trading volumes, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain strategic, technology, de-leveraging and capital return initiatives, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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MEDIA RELATIONS CONTACT:	INVESTOR RELATIONS CONTACT:

+ Joseph Christinat	+ Ed Ditmire, CFA

+ +1.646.441.5121	+ +1.212.401.8737

+ joseph.christinat@nasdaq.com	+ ed.ditmire@nasdaq.com

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The NASDAQ OMX Group, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Revenues:
Market Services	$515	$544	$499
Cost of revenues:
Transaction rebates	(236)	(252)	(231)
Brokerage, clearance and exchange fees	(85)	(90)	(68)

Total cost of revenues	(321)	(342)	(299)

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	194	202	200

Listing Services	59	60	57
Information Services	114	123	117
Technology Solutions	130	138	132

Revenues less transaction rebates, brokerage, clearance and exchange fees	497	523	506

Operating Expenses:
Compensation and benefits	136	145	150
Marketing and advertising	5	9	7
Depreciation and amortization	34	35	33
Professional and contract services	37	42	41
Computer operations and data communications	22	23	22
Occupancy	26	24	26
Regulatory	7	7	8
Merger and strategic initiatives	5	14	—
General, administrative and other	18	33	17

Total operating expenses	290	332	304

Operating income	207	191	202

Interest income	1	1	2
Interest expense	(29)	(30)	(32)
Loss from unconsolidated investees, net	—	—	(1)
Income before income taxes	179	162	171
Income tax provision	56	61	58

Net income	123	101	113
Net (income) loss attributable to noncontrolling interests	—	—	—

Net income attributable to Nasdaq	$123	$101	$113

Per share information:
Basic earnings per share	$0.73	$0.60	$0.68

Diluted earnings per share	$0.71	$0.59	$0.66

Cash dividends declared per common share	$0.15	$—	$0.13

Weighted-average common shares outstanding for earnings per share:
Basic	168.6	169.3	167.3
Diluted	173.2	172.5	172.1

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
MARKET SERVICES
Derivative Trading and Clearing Revenues:
U.S. derivative trading and clearing	$114	$117	$106
Cost of revenues:
Transaction rebates	(68)	(71)	(58)
Brokerage, clearance and exchange fees	(7)	(8)	(6)

Total U.S. derivative trading and clearing cost of revenues	(75)	(79)	(64)

Net U.S. derivative trading and clearing revenues	39	38	42
European derivative trading and clearing	27	28	29

Total net derivative trading and clearing revenues	66	66	71

Cash Equity Trading Revenues:
U.S. cash equity trading	276	295	259
Cost of revenues:
Transaction rebates	(168)	(181)	(173)
Brokerage, clearance and exchange fees	(77)	(81)	(61)

Total U.S. cash equity cost of revenues	(245)	(262)	(234)

Net U.S. cash equity trading revenues	31	33	25
European cash equity trading	21	24	21

Total net cash equity trading revenues	52	57	46

Fixed Income Trading Revenues:
Fixed income trading	14	15	19
Cost of revenues:
Brokerage, clearance and exchange fees	(1)	(1)	(1)

Total net fixed income trading revenues	13	14	18

Access and Broker Services Revenues	63	65	65

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	194	202	200

LISTING SERVICES
U.S. listing services	45	45	43
European listing services	14	15	14

Total Listing Services revenues	59	60	57

INFORMATION SERVICES
Market Data Products Revenues:
U.S. market data products	68	72	72
European market data products	17	21	20
Index data products	7	8	7

Total Market Data Products revenues	92	101	99
Index Licensing and Services revenues	22	22	18

Total Information Services revenues	114	123	117

TECHNOLOGY SOLUTIONS
Corporate Solutions Revenues:
Investor relations	41	42	47
Public relations	14	15	12
Multimedia solutions	15	18	15
Governance	5	5	4

Total Corporate Solutions revenues	75	80	78

Market Technology Revenues:
Software, license and support	37	41	37
Change request and advisory	9	8	9
Software as a service	9	9	8

Total Market Technology revenues	55	58	54

Total Technology Solutions revenues	130	138	132

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$497	$523	$506

The NASDAQ OMX Group, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$286	$398
Restricted cash	27	84
Financial investments, at fair value	169	189
Receivables, net	370	393
Deferred tax assets	30	12
Default funds and margin deposits	2,513	1,961
Other current assets	162	126

Total current assets	3,557	3,163
Property and equipment, net	288	268
Non-current deferred tax assets	585	404
Goodwill	5,802	6,186
Intangible assets, net	2,213	2,386
Other non-current assets	247	170

Total assets	$12,692	$12,577

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$182	$228
Section 31 fees payable to SEC	26	82
Accrued personnel costs	110	154
Deferred revenue	191	151
Other current liabilities	135	141
Deferred tax liabilities	37	38
Default funds and margin deposits	2,513	1,961
Current portion of debt obligations	—	45

Total current liabilities	3,194	2,800
Debt obligations	2,345	2,589
Non-current deferred tax liabilities	677	708
Non-current deferred revenue	221	143
Other non-current liabilities	137	153

Total liabilities	6,574	6,393

Commitments and contingencies
Equity
Nasdaq stockholders’ equity:
Common stock	2	2
Additional paid-in capital	4,354	4,278
Common stock in treasury, at cost	(1,145)	(1,005)
Accumulated other comprehensive loss	(325)	(67)
Retained earnings	3,231	2,976

Total Nasdaq stockholders’ equity	6,117	6,184
Noncontrolling interests	1	—

Total equity	6,118	6,184

Total liabilities and equity	$12,692	$12,577

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
GAAP net income attributable to Nasdaq	$123	$101	$113

Non-GAAP adjustments:

Merger and strategic initiatives (1)	5	14	—
Extinguishment of debt	—	9	—
Special legal expenses	—	1	—
Other	1	—	—

Total non-GAAP adjustments	6	24	—
Adjustment to the income tax provision to reflect non-GAAP adjustments (2)	(2)	(7)	(3)
Significant tax adjustments, net (3)	(2)	2	3

Total non-GAAP adjustments, net of tax	2	19	—

Non-GAAP net income attributable to Nasdaq	$125	$120	$113

GAAP diluted earnings per share	$0.71	$0.59	$0.66
Total adjustments from non-GAAP net income above	0.01	0.11	—

Non-GAAP diluted earnings per share	$0.72	$0.70	$0.66

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
GAAP operating income	$207	$191	$202

Non-GAAP adjustments:

Merger and strategic initiatives (1)	5	14	—
Extinguishment of debt	—	9	—
Special legal expenses	—	1	—
Other	1	—	—

Total non-GAAP adjustments	6	24	—

Non-GAAP operating income	$213	$215	$202

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$497	$523	$506

Non-GAAP operating margin (4)	43%	41%	40%

(1)	For the three months ended September 30, 2014, merger and strategic initiatives costs are primarily related to the acquisition of the TR Corporate Solutions businesses in May 2013. For the three months ended June 30, 2014, merger and strategic initiatives costs are primarily related to the acquisition of the TR Corporate Solutions businesses and other strategic initiatives. For the three months ended September 30, 2013, merger and strategic initiatives expense included $8 million of costs primarily related to the acquisitions of eSpeed and the TR Corporate Solutions businesses. This amount was offset by the remeasurement of a contingent purchase price liability related to the BWise acquisition due to changes in the anticipated performance of BWise.
(2)	We determine the tax effect of each item based on the tax rules in the respective jurisdiction where the transaction occurred. For the three months ended September 30, 2013, the adjustment includes the $8 million of merger and strategic initiatives expense described in note (1) above.
(3)	For the three months ended September 30, 2014 and June 30, 2014, the amount relates to previous tax return liabilities which have resulted in an adjustment to the tax provision. For the three months ended September 30, 2013, the amount represents an increase in net deferred tax liabilities resulting from changes in tax rates in various jurisdictions.
(4)	Non-GAAP operating margin equals non-GAAP operating income divided by total revenues less transaction rebates, brokerage, clearance and exchange fees.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
GAAP operating expenses	$290	$332	$304

Non-GAAP adjustments:

Merger and strategic initiatives (1)	(5)	(14)	—
Extinguishment of debt	—	(9)	—
Special legal expenses	—	(1)	—
Other	(1)	—	—

Total non-GAAP adjustments	(6)	(24)	—

Non-GAAP operating expenses	$284	$308	$304

(1)	For the three months ended September 30, 2014, merger and strategic initiatives costs are primarily related to the acquisition of the TR Corporate Solutions businesses in May 2013. For the three months ended June 30, 2014, merger and strategic initiatives costs are primarily related to the acquisition of the TR Corporate Solutions businesses and other strategic initiatives. For the three months ended September 30, 2013, merger and strategic initiatives expense included $8 million of costs primarily related to the acquisitions of eSpeed and the TR Corporate Solutions businesses. This amount was offset by the remeasurement of a contingent purchase price liability related to the BWise acquisition due to changes in the anticipated performance of BWise.

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Market Services
Derivative Trading and Clearing
U.S. Equity Options
Total industry average daily volume (in millions)	14.7	14.2	13.6
Nasdaq PHLX matched market share	16.3%	15.6%	16.7%
The NASDAQ Options Market matched market share	9.5%	10.6%	9.0%
Nasdaq BX Options matched market share	0.8%	0.8%	1.0%

Total market share	26.6%	27.0%	26.7%

Nasdaq Nordic and Nasdaq Baltic
Average daily volume:
Options, futures and fixed-income contracts	336,759	393,115	346,940
Finnish option contracts traded on Eurex	65,324	55,599	116,583

Nasdaq Commodities
Power contracts cleared (TWh) (1)	376	345	363

Cash Equity Trading
NASDAQ securities
Total average daily share volume (in billions)	1.76	1.97	1.63
Matched market share executed on NASDAQ	26.1%	26.6%	24.3%
Matched market share executed on Nasdaq BX	2.3%	2.4%	2.3%
Matched market share executed on Nasdaq PSX	0.5%	0.5%	0.7%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility	34.2%	34.6%	37.7%

Total market share (2)	63.1%	64.1%	65.0%

New York Stock Exchange, or NYSE, securities
Total average daily share volume (in billions)	3.00	3.16	3.12
Matched market share executed on NASDAQ	12.5%	12.6%	11.3%
Matched market share executed on Nasdaq BX	2.4%	2.6%	2.3%
Matched market share executed on Nasdaq PSX	0.4%	0.4%	0.5%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility	31.2%	31.2%	33.6%

Total market share (2)	46.5%	46.8%	47.7%

NYSE MKT and regional securities
Total average daily share volume (in billions)	0.92	0.92	1.02
Matched market share executed on NASDAQ	11.5%	12.0%	13.0%
Matched market share executed on Nasdaq BX	3.0%	2.9%	3.1%
Matched market share executed on Nasdaq PSX	1.0%	0.8%	1.4%
Market share reported to the FINRA/NASDAQ Trade Reporting Facility	32.5%	32.2%	32.4%

Total market share (2)	48.0%	47.9%	49.9%

Total U.S.-listed securities
Total average daily share volume (in billions)	5.68	6.05	5.77
Matched share volume (in billions)	71.1	77.0	67.9
Matched market share executed on NASDAQ	16.6%	17.1%	15.3%
Matched market share executed on Nasdaq BX	2.5%	2.6%	2.4%
Matched market share executed on Nasdaq PSX	0.5%	0.5%	0.7%

Total market share	19.6%	20.2%	18.4%

Nasdaq Nordic and Nasdaq Baltic Securities
Average daily number of equity trades	303,902	331,546	285,404
Total average daily value of shares traded (in billions)	$4.0	$4.9	$4.0
Total market share	72.2%	72.4%	67.3%
Listing Services
Initial public offerings
NASDAQ	41	52	38
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic	5	17	—

New listings
NASDAQ (3)	76	79	59
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (4)	8	32	5

Number of listed companies
NASDAQ (5)	2,746	2,709	2,602
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (6)	778	782	752

Technology Solutions
Market Technology
Order intake (in millions) (7)	$28	$32	$120
Total order value (in millions) (8)	$621	$638	$584

(1)	Primarily transactions executed on Nord Pool ASA and reported for clearing to Nasdaq Commodities measured by Terawatt hours (TWh).
(2)	Includes transactions executed on NASDAQ’s, Nasdaq BX’s and Nasdaq PSX’s systems plus trades reported through the FINRA/NASDAQ Trade Reporting Facility.
(3)	New listings include IPOs, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed exchange traded funds (ETFs).
(4)	New listings include IPOs and represent companies listed on the exchanges that comprise Nasdaq Nordic and Nasdaq Baltic and companies on the alternative markets of Nasdaq First North.
(5)	Number of listed companies for NASDAQ at period end, including separately listed ETFs.
(6)	Represents companies listed on the exchanges that comprise Nasdaq Nordic and Nasdaq Baltic and companies on the alternative markets of Nasdaq First North at period end.
(7)	Total contract value of orders signed during the period.
(8)	Represents total contract value of orders signed that are yet to be recognized as revenue.